UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 27, 2010
(Date of earliest event reported)
Gas Natural Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	001-34585 (Commission File Number)	27-3003768 (I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana (Address of principal executive offices)	59401 (Zip Code)
(406) 791-7500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 27, 2010, Gas Natural Inc. (the “Company”) received a letter from the NYSE Amex that the Company was not in compliance with Section 801(h) of the NYSE Amex Company Guide, which requires that at least 50% of the Company’s directors be independent, and Section 803B(2)(c), which requires that the Company’s audit committee have at least two members. The Company previously reported its noncompliance with these requirements to the NYSE Amex as disclosed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2010.
As a result of the appointment of two directors to fill the vacancies on the Company’s board and audit committee, further described in Item 5.02, the Company regained compliance with Sections 801(h) and 803B(2)(c) of the Amex Company Guide on August 27, 2010.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2010, the board of directors of the Company appointed Nicholas U. Fedeli and Wade F. Brooksby as directors to fill the two vacancies on the board. Mr. Brooksby and Mr. Fedeli were also appointed to various board committees. Mr. Brooksby was named as chairman of the audit committee and a member of the governance and nominating committee and Mr. Fedeli was named as a member of the audit committee and compensation committee.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release dated August 31, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Vice President and Chief Financial Officer

Dated: August 31, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 31, 2010